SCHEDULE 14A
                 INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
       PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                       Filed by the registrant [X]

             Filed by a party other than the registrant [ ]

                       Check the appropriate box:

                     [ ] Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by
                            Rule 14a-6(e)(2))

                     [ ] Definitive Proxy Statement


                   [X] Definitive Additional Materials

              [ ] Soliciting Material under ss. 240.14a-12


                 First Trust Value Line(R) 100 Fund
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             (Name of Registrant as Specified in Its Charter)
          ----------------------------------------------------

                (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

                          [X] No Fee Required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.


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[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.


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                    FIRST TRUST VALUE LINE(R) 100 FUND
                     1001 Warrenville Road, Suite 300
                          Lisle, Illinois 60532

                              April 3, 2007


Re:      Your shares of First Trust Value Line(R) 100 Fund ("FVL")


Dear Shareholder:

         Recently you received a notice of a Special Meeting of Shareholders of FVL along with a Prospectus/Proxy Statement and a proxy card, requesting your vote upon the proposed plan of reorganization (the "Reorganization") of FVL with and into First Trust Value Line(R) 100 Exchange-Traded Fund ("FVL ETF"), a newly organized exchange-traded fund, which is a series of the First Trust Exchange-Traded Fund. If the Reorganization is approved by the FVL shareholders, your shares of FVL will be exchanged, on a tax-free basis for federal income tax purposes, except as noted below, for shares of FVL ETF (the "Reorganization Shares") with an equal aggregate net asset value, and you will become a shareholder of FVL ETF.

         You are receiving this letter because you hold your shares of FVL directly in registered form and not in "street name" through a broker-dealer. Because shares of exchange-traded funds cannot be traded in registered form, as a shareholder of FVL ETF following the Reorganization, you will need to designate a brokerage account that will hold your whole Reorganization Shares. If you do not designate a brokerage account, you may be limited in your ability to sell your Reorganization Shares in the secondary market until such an account is designated. IN ANTICIPATION OF APPROVAL OF THE REORGANIZATION, WE ENCOURAGE YOU TO TRANSFER YOUR SHARES OF FVL TO A BROKERAGE ACCOUNT AS SOON AS POSSIBLE.

         The Altman Group ("Altman") has been engaged to assist in the solicitation of proxies for FVL. You may receive a telephone call from a representative of Altman to encourage you to transfer your FVL shares to a brokerage account prior to the Reorganization.

         If you own a fraction share of FVL, upon the consummation of the Reorganization, in lieu of receiving a fractional share of FVL ETF, you will receive a check representing the amount in cash equal to the net asset value of such fractional share. Please note that you may incur certain tax liability if you receive cash in lieu of the fractional share. With respect to any whole shares of FVL you owned directly in registered form, you will still need to designate a brokerage account that will hold your whole Reorganization Shares if you have not already done so prior to the Reorganization.


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         Please refer to the Prospectus/Proxy Statement dated March 21,
2007 for complete information with respect to the Reorganization.

         If you have any questions, please call Altman at the special toll-free number we have set up for you ((800) 926-7043) weekdays from 9:00 a.m. to 10:00 p.m. Eastern time. We appreciate your prompt attention to this matter. Thank you.

                                     Very truly yours,

                                     FIRST TRUST VALUE LINE(R) 100 FUND

                                     /s/ W. Scott Jardine

                                     W. Scott Jardine, Secretary